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Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



iLinc Communications, Inc.
Phoenix, Arizona

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-123248) of iLinc Communications, Inc. of our reports dated May 21, 2004, relating to the consolidated statement of operations, statement of shareholders' equity, statement of cash flows and schedules of iLinc Communications, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2006.

We also consent to the reference to us under the caption "Experts".


/s/ BDO Seidman, LLP
Costa Mesa, California

July 6, 2006